Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 29, 2017, among Table Mountain Resources, LLC (the “Guaranteeing Subsidiary”), a subsidiary of Extraction Oil & Gas, Inc., a Delaware corporation (the “Company”), the Company, Extraction Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers” and individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 18, 2016 providing for the issuance of 7.875% Senior Notes due July 15, 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.
NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, partner, employee, incorporator or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4.	NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Guaranteeing Subsidiary:
TABLE MOUNTAIN RESOURCES, LLC

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

Issuers:
EXTRACTION OIL & GAS, INC.

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

EXTRACTION FINANCE CORP.

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

Existing Subsidiary Guarantors:
ELEVATION MIDSTREAM, LLC

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

XTR MIDSTREAM, LLC

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

7N, LLC

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

MOUNTAINTOP MINERALS, LLC

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

8 NORTH, LLC

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

XOG SERVICES, INC.

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

XOG SERVICES, LLC

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

BISON EXPLORATION, LLC

By:	/s/ Eric J. Christ
Name:	Eric J. Christ
Title:	Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCIATION
As Trustee

By:	/s/ Authorized Signatory
Authorized Signatory

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]